UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

NATURE’S SUNSHINE PRODUCTS, INC.
(Exact name of registrant specified in its charter)

Utah	001-34483	87-0327982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2901 West Bluegrass Blvd., Suite 100, Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:  (801) 341-7900

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01                                           Other Events.

Kristine F. Hughes (August 9, 1938 – February 23, 2020), co-founder and board member of Nature’s Sunshine Products passed away peacefully this weekend at the age of 81.

“Loved by her immediate family and her vast Nature’s Sunshine family, Kristine will be dearly missed, and her legacy will continue to be felt across our business,” said Nature’s Sunshine Chief Executive Officer Terrence Moorehead. “She deeply loved this company, and her personal interactions with distributors and employees forged relationships around the globe.”

Kristine’s innovative ideas and pioneering spirit were integral to the growth of Nature’s Sunshine. For nearly 48-years, she helped revolutionize the herbal and natural wellness industry and gave rise to the modern supplement industry we know today.

With her husband and family, Kristine began encapsulating herbs and selling them to health food stores. They quickly found a market for their products among a growing number of complementary and alternative healthcare practitioners across the United States, and the company blossomed, spreading to over 40 countries around the world.

Kristine’s passion for quality, integrity and service propelled the company from a small, family-owned business to a multi-million dollar global enterprise helping to share the healing power of nature with the world.

She remained active with the company throughout her life, serving as an officer in the company since 1980. Kristine served as Chief Executive Officer from 1996 to 1997 and in various capacities as a member of the board of directors for 35 years, including Chairperson of the Board from 1984 to 2012 and Vice Chairperson of the Board from 2013 to 2019. Additionally, in 1998, she was recognized by Ernst & Young as Entrepreneur of the Year.

Though a leader in the business world, Kristine was best known for her commitment to her family and the relationships she formed with employees and Distributors. Kristine approached the business as an extension of her family and created a culture of caring for employees, Distributors and customers that endeared her to those with whom she worked.

Despite her tremendous success, Kristine remained humble and never sought the spotlight. While her life epitomized the American Dream, she took her greatest satisfaction from sharing that opportunity with others around the world and giving them the ability to discover health and prosperity.

“Kristine dedicated her life to helping others discover greater vitality and opportunity through Nature’s Sunshine,” said Moorehead. “We will continue to honor her life and memory through our efforts to share nature’s healing power with the world.”

Kristine is survived by fellow Nature’s Sunshine founders, her husband, Gene Hughes, and Pauline Hughes, as well as her seven children, Craig Hughes, Chris Hughes, Heidi Hughes Hastings, Sherston Hughes Faux, Julie Hughes King, Jeni Hughes McCoard and Kristi Hughes Dowding, 37 grandchildren and 4 great-grandchildren.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE’S SUNSHINE PRODUCTS, INC.

Dated: February 26, 2020	By:	/s/ Nathan G. Brower
Nathan G. Brower, Executive Vice President, General Counsel and Secretary